Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act 1933, of our report dated June 6, 2019 relating to the financial statements, which appears in Amendment No. 5 to the Registration Statement on Form F-1 (No. 333-233614) of Huize Holding Limited. We also consent to the reference to us under the heading “Experts” in Amendment No. 5 to the Registration Statement on Form F-1 (No. 333-233614) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

February 12, 2020